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                        SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON D.C. 20549
                                 __________________

                                      FORM 8-K
                                  CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d) OF
                        THE SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest event reported):  June 1, 1998
                                 __________________

                            HARRAH'S ENTERTAINMENT, INC.
               (Exact name of registrant as specified in its charter)

           DELAWARE                    1-10410             62-1411755
(State or other jurisdiction        (Commission        (I.R.S. Employer
of incorporation or organization)    File Number)      Identification No.)

            1023 CHERRY ROAD
          MEMPHIS, TENNESSEE                                 38117
(Address of Principal Executive Offices)                  (Zip Code)

                                 __________________



                                  (901) 762-8600
                ----------------------------------------------------
                (Registrant's telephone number, including area code)


           --------------------------------------------------------------
           (Former name or former address, if changed since last report.)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

      On June 1, 1998, the Registrant consummated its acquisition of Showboat, Inc., a Nevada corporation ("Showboat"), pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 18, 1997, by and among the Registrant, HEI Acquisition Corp., a Nevada corporation and an indirect wholly-owned subsidiary of the Registrant ("Merger Sub"), and Showboat. The Registrant's acquisition of Showboat was effected by merging Merger Sub with and into Showboat (the "Merger") with Showboat continuing as the surviving corporation.

      A special meeting of the stockholders of Showboat was held on April 23, 1998, at which the stockholders were asked, pursuant to a Proxy Statement dated March 20, 1998, to consider and vote upon the Merger Agreement. The stockholders of Showboat approved and adopted the Merger Agreement at the meeting.

      Following receipt of stockholder and other regulatory approvals, Articles of Merger with respect to the Merger were filed with the Secretary of State of the State of Nevada. This filing was accepted and the Merger became effective on June 1, 1998 with the result that Showboat became an indirect wholly-owned subsidiary of the Registrant.

      Upon consummation of the Merger, Harrah's acquired Showboat for $30.75 per issued and outstanding share of common stock, par value $1.00 per share, of Showboat and assumed approximately $635 million of Showboat debt. Under its existing credit facility, the Registrant borrowed substantially all of the funds needed to pay such merger consideration and other expenses related to the Merger and to refinance a portion of such assumed indebtedness.

      The Registrant's common stock is listed on the New York Stock Exchange, Inc. and trades under the symbol "HET." The Registrant's common stock also is listed on the Chicago Stock Exchange, the Pacific Exchange, Inc. and the Philadelphia Stock Exchange.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

      (a)  Financial statements of businesses acquired.

      The audited financial statements of Showboat for the three previous fiscal years, and the accountant's report related thereto, set forth in Showboat's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and the unaudited financial statements for the period ended March 31, 1998 set forth in Showboat's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, are incorporated herein by reference.

      (b)  Pro forma financial information.

      It is impractical for the Registrant to provide at this time the required pro forma financial information relating to the Registrant's acquisition of Showboat. The Registrant intends

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to file such pro forma financial information as an amendment to this form as soon as practicable but not later than August 15, 1998.

       (c)  Exhibits

  2.1 Agreement and Plan of Merger, dated as of December 18, 1997, by and among Harrah's Entertainment, Inc., HEI Acquisition Corp. and Showboat, Inc. (incorporated by reference from Harrah's Current Report on Form 8-K, dated December 18, 1997).

 23.1  Consent of KPMG Peat Marwick L.L.P.

 99.1  Text of Press Release, dated June 1, 1998.


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                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           HARRAH'S ENTERTAINMENT, INC.


Date:  June 16, 1998                       By: /s/ E.O. Robinson, Jr.
                                              ---------------------------------
                                           Name:     E.O. Robinson, Jr.
                                           Title:    Senior Vice President and
                                                      General Counsel








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